UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

Pegasi Energy Resources Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-134568	20-4711443
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)
218 N. Broadway, Suite 204,
Tyler, Texas 75702
(Address of principal executive offices) (zip code)

(903) 595-4139
(Registrant's telephone number, including area code)

Maple Mountain Explorations Inc.
 (Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note

On December 18, Maple Mountain Explorations Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to report among other things, the execution of a number of identical securities purchase agreements (the “Agreements”).  The Company hereby amends the Form 8-K to report additional investments under the Agreements and to file the final form of Agreement and Registration Rights Agreement.

Capitalized not otherwise defined herein shall have the meaning ascribed thereto in the Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on December 12, 2007, the Company entered into a series of securities purchase agreements with accredited investors providing for the sale and issuance of shares of common stock of the Company and warrants to purchase common stock.

On January 24, 2008, the Company entered into additional securities purchase agreements with a number of accredited investors providing for the sale and issuance of additional shares of common stock of the Company and warrants to purchase common stock.

As a result of the additional investments, total gross proceeds resulting from the Offering to the Company are approximately. $10,284,560.

SMH, which served as the Company’s placement agent in connection with the offer and sale of the Units, will receive aggregate placement agent fees of approximately $542,352 as well as five-year warrants to purchase 703,315 shares of common stock at $1.60 per share.  Half of the warrants issued to SMH may be exercised on a cashless basis.

In addition to SMH, Clarion also acted as a placement agent in connection with the offer and sale of Units and will receive aggregate placement agent fees of approximately $172,980 with respect to funds raised from offshore investors as well as five year warrants to purchase 144,150 shares of common stock at $1.60 per share.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the Investors are accredited investors and/or qualified institutional buyers, the Investors had access to information about the Company and their investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Previously filed.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement*

4.1	Form of Warrant*

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Employment Agreement dated May 1, 2007 between the Company and Michael Neufeld*

10.4	Employment Agreement dated May 1, 2007 between the Company and William Sudderth*

10.5	Employment Agreement dated May 1, 2007 between the Company and Richard Lindermanis*
__________________________ * Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasi Energy Resources Corporation

January 28, 2008	By:	/s/ Richard A. Lindermanis
Richard A. Lindermanis
Senior Vice President and Chief Financial Officer

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